Exhibit 99.906cert
Ohio National Fund, Inc.
June 30, 2009
Section 906 Certifications
John J. Palmer and R. Todd Brockman, respectively, the President and Treasurer of Ohio National Fund, Inc. (the “Registrant”), each certify to the best of his knowledge and belief that:
1.	The Registrant’s report on Form N-CSRS for June 30, 2009 fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

September 3, 2009	September 3, 2009

Date	Date

/s/ John J. Palmer	/s/ R. Todd Brockman

John J. Palmer	R. Todd Brockman
President and Director	Treasurer
Ohio National Fund, Inc.	Ohio National Fund, Inc.
A signed original of this written statement required by Section 906 has been provided to Ohio National Fund, Inc. and will be retained by Ohio National Fund, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.